UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

Science Dynamics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-10690 (Commission File Number)	22-2011859 (IRS Employer Identification No.)

7150 N. Park Drive, Suite 500
Pennsauken, NJ 08109
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

Effective on January 29, 2007, the Company’s board of directors elected the following to its Board of Directors:

Jeannemarie Devolites
Thomas F. Gillett
Donald Upson

Jeannemarie Devolites is a member of the Virginia State Senate. Ms. Devolites served in the Virginia House of Delegates for three terms, before being elected to the State Senate. Ms. Devolites is also a partner with ICG Government, a technology consulting group. Ms. Devolites earned a BA in Mathematics from the University of Virginia in 1978.

Thomas F. Gillett has held a number of executive level positions with Qwest Communications, including President QCC (Qwest IXC), Senior Vice President for Corporate Development & Strategy and Vice President Merger Integration. Mr. Gillett has also worked at a venture capital firm, Alta Communications and held a senior position at Cable Television Laboratories. Mr. Gillett holds undergraduate and graduate degrees in Management Engineering and Management from Rensselaer Polytechnic Institute.

Donald Upson recently retired as the Commonwealth of Virginia’s first Secretary of Technology. Mr. Upson has more than two decades of government, corporate, and high technology experience. Mr. Upson is a graduate of California State University Chico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science Dynamics Corporation

Date: February 1, 2007	/s/ Joe Noto
Joe Noto
Chief Financial Officer